Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS

RESULTS FOR FIRST QUARTER 2012

Schaumburg, Ill. (May 10, 2012) – Career Education Corporation (NASDAQ: CECO) today reported total revenue of $434.1 million, and net income of $52.1 million, or $0.78 per diluted share, for the first quarter of 2012 compared to total revenue of $531.7 million and net income of $73.0 million, or $0.95 per diluted share, for the first quarter of 2011.

“I am proud of the progress we made in the first quarter. In addition, the recent decision by the Accrediting Council for Independent Colleges and Schools to remove our institutions from ‘show cause’ is another important step forward. It enables us to advance key elements of our long range strategic plan,” said Steven H. Lesnik, Chairman, President and CEO of Career Education Corporation.

CONSOLIDATED RESULTS

Quarter Ended March 31, 2012

•	Total revenue was $434.1 million for the first quarter of 2012, an 18.3 percent decrease from $531.7 million for the first quarter of 2011.

•

Operating income was $46.6 million for the first quarter of 2012, versus operating income of $108.9 million for the first quarter of 2011. The operating margin was 10.7 percent for the first quarter of 2012, as compared to an operating margin of 20.5 percent for the first quarter of 2011.

•

Income from continuing operations for the quarter ended March 31, 2012 was $46.4 million, or $0.69 per diluted share, compared to $70.6 million, or $0.92 per diluted share, for the quarter ended March 31, 2011. The effective tax rate was 0.9 percent and 36.3 percent for the quarters ended March 31, 2012 and 2011, respectively. The effective tax rate for the first quarter of 2012 reflects the higher relative level of operating income from non-U.S. institutions as part of anticipated annual consolidated results of operations.

•

Operating income for the first quarter of 2012 included a $19.0 million ($0.18 per diluted share) insurance recovery related to the settlement of claims under certain insurance policies. Operating income for the first quarter of 2011 included a $7.0 million ($0.06 per diluted share) insurance recovery related to previously settled legal matters.

CONSOLIDATED CASH FLOWS AND FINANCIAL POSITION

Cash Flows

•	Net cash flows provided by operating activities totaled $17.4 million for the quarter ended March 31, 2012, compared to $59.7 million for the quarter ended March 31, 2011.

•

Capital expenditures decreased to $12.3 million during the quarter ended March 31, 2012, from $23.8 million during the quarter ended March 31, 2011. Capital expenditures represented 2.8 percent and 4.4 percent of total revenue during the quarters ended March 31, 2012 and 2011, respectively.

Financial Position

•	As of March 31, 2012 and December 31, 2011, cash and cash equivalents and short-term investments totaled $389.9 million and $441.2 million, respectively.

CEC ANNOUNCES 1Q12 RESULTS …PG 2

Stock Repurchase Program

During the quarter ended March 31, 2012, the Company repurchased 6.1 million shares of its common stock for approximately $56.4 million at an average price of $9.29 per share.

As of March 31, 2012, approximately $183.3 million was available under the Company’s authorized stock repurchase program to repurchase outstanding shares of its common stock. Stock repurchases under this program may be made on the open market or in privately negotiated transactions from time to time, depending on various factors, including market conditions and corporate and regulatory requirements.

STUDENT POPULATION AND NEW STUDENT STARTS

Student Population

Total student population by reportable segment as of March 31, 2012 and 2011 was as follows:

	As of March 31,		% Change 2012 vs. 2011
	2012	2011
Student Population
CTU	24,500	29,100	-16%
AIU	18,900	22,500	-16%
Health Education	22,900	31,300	-27%
Culinary Arts	12,600	13,500	-7%
Art & Design	9,000	11,900	-24%
International	8,000	8,900	-10%

Total Student Population	95,900	117,200	-18%

New Student Starts

New student starts by reportable segment for the quarters ended March 31, 2012 and 2011 were as follows:

	For the Quarters Ended March 31,		% Change 2012 vs. 2011
	2012	2011
New Student Starts
CTU (1)	5,820	7,440	-22%
AIU (1)	6,640	8,660	-23%
Health Education	5,490	9,140	-40%
Culinary Arts	3,160	3,560	-11%
Art & Design	1,240	2,240	-45%
International	740	790	-6%

Total New Student Starts	23,090	31,830	-27%

(1)	In 2011, CTU and AIU implemented the Student Orientation and Academic Readiness ("SOAR") program which identifies students who may not be prepared for the rigor of college studies. A student is not included as a new student start until successful completion of SOAR. New student start data will be comparable in the third quarter 2012.

CEC ANNOUNCES 1Q12 RESULTS …PG 3

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on Friday, May 11, 2012 at 10:00 a.m. Eastern time. Interested parties can access the live webcast of the conference call at www.careered.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 800-580-9478 (domestic) or 630-691-2769 (international) and citing code 32370546. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.careered.com in the Investor Relations section of the website. A replay of the call will also be available for seven days by calling 888-843-7419 (domestic) or 630-652-3042 (international) and citing code 32370546.

ABOUT CAREER EDUCATION CORPORATION

The colleges, schools and universities that are part of the Career Education Corporation (“CEC”) family offer high-quality education to a diverse student population of approximately 95,000 students across the world in a variety of career-oriented disciplines through online, on-ground and hybrid learning program offerings. The more than 90 campuses that serve these students are located throughout the United States and in France, the United Kingdom and Monaco, and offer doctoral, master’s, bachelor’s and associate degrees and diploma and certificate programs.

CEC is an industry leader whose institutions are recognized globally. Those institutions include, among others, American InterContinental University (“AIU”); Brooks Institute; Colorado Technical University (“CTU”); Harrington College of Design; INSEEC Group (“INSEEC”) Schools; International University of Monaco (“IUM”); International Academy of Design & Technology (“IADT”); Le Cordon Bleu North America (“LCB”); and Sanford-Brown Institutes and Colleges. Through its schools, CEC is committed to providing high-quality education, enabling students to graduate and pursue rewarding career opportunities.

For more information, see CEC’s website at www.careered.com. The website includes a detailed listing of individual campus locations and web links to CEC’s colleges, schools and universities.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “project,” “will,” “potential” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: changes in enrollment, student mix and average registered credits taken by students; our ability to implement effective cost reduction strategies; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the “90-10 Rule” and gainful employment regulations), as well as regional accreditation standards and state regulatory requirements; our ability to obtain accrediting agency approvals for existing or new programs and to successfully defend litigation and other claims brought against us; rulemaking by the U.S. Department of Education and increased focus by the U.S. Congress and governmental agencies on for-profit education institutions; and changes in the overall U.S. or global economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and its subsequent filings with the Securities and Exchange Commission.

CEC ANNOUNCES 1Q12 RESULTS …PG 4

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CONTACT

Investors:	John Springer
Vice President, Strategy and Investor Relations
(847) 585-3899

Media:	Mark Spencer
Director, Corporate Communications
(847) 585-3802

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2012	December 31, 2011
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$229,388	$280,592
Short-term investments	160,469	160,607

Total cash and cash equivalents and short-term investments	389,857	441,199

Student receivables, net	61,989	60,573
Receivables, other, net	19,689	2,914
Prepaid expenses	69,199	62,399
Inventories	9,830	11,356
Deferred income tax assets, net	10,940	10,940
Other current assets	16,205	17,769
Assets of discontinued operations	3,267	3,328

Total current assets	580,976	610,478

NON-CURRENT ASSETS:
Property and equipment, net	341,815	349,788
Goodwill	213,862	212,626
Intangible assets, net	76,671	77,186
Student receivables, net	8,677	9,297
Deferred income tax assets, net	9,524	9,522
Other assets, net	30,694	30,122
Assets of discontinued operations	17,041	17,101

TOTAL ASSETS	$1,279,260	$1,316,120

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of capital lease obligations	$414	$844
Accounts payable	34,174	48,408
Accrued expenses:
Payroll and related benefits	40,883	41,853
Advertising and production costs	27,441	17,717
Earnout payments	3,887	5,735
Other	55,742	61,536
Deferred tuition revenue	122,496	144,947
Liabilities of discontinued operations	8,250	8,403

Total current liabilities	293,287	329,443

NON-CURRENT LIABILITIES:
Capital lease obligations, net of current maturities	107	207
Deferred rent obligations	101,139	102,079
Other liabilities	39,947	40,365
Liabilities of discontinued operations	35,597	37,935

Total non-current liabilities	176,790	180,586

SHARE-BASED AWARDS SUBJECT TO REDEMPTION	105	110

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	818	820
Additional paid-in capital	594,223	590,965
Accumulated other comprehensive income (loss)	292	(5,136)
Retained earnings	427,688	375,607
Cost of shares in treasury	(213,943)	(156,275)

Total stockholders’ equity	809,078	805,981

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,279,260	$1,316,120

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(In thousands, except per share amounts and percentages)

	For the Quarters Ended March 31,
	2012	% of Total Revenue	2011 (1)	% of Total Revenue
REVENUE:
Tuition and registration fees	$423,618	97.6%	$509,454	95.8%
Other	10,519	2.4%	22,246	4.2%

Total revenue	434,137		531,700

OPERATING EXPENSES:
Educational services and facilities	152,685	35.2%	165,631	31.2%
General and administrative	214,632	49.4%	237,061	44.6%
Depreciation and amortization	20,106	4.6%	20,133	3.8%
Goodwill and asset impairment	83	0.0%	—	0.0%

Total operating expenses	387,506	89.3%	422,825	79.5%

Operating income	46,631	10.7%	108,875	20.5%

OTHER INCOME (EXPENSE):
Interest income	270	0.1%	223	0.0%
Interest expense	(37)	0.0%	(37)	0.0%
Miscellaneous income	—	0.0%	1,816	0.3%

Total other income	233	0.1%	2,002	0.4%

PRETAX INCOME	46,864	10.8%	110,877	20.9%
Provision for income taxes	431	0.1%	40,282	7.6%

INCOME FROM CONTINUING OPERATIONS	46,433	10.7%	70,595	13.3%
Income from discontinued operations, net of tax	5,643	1.3%	2,440	0.5%

NET INCOME	52,076	12.0%	73,035	13.7%

OTHER COMPREHENSIVE INCOME, net of tax:
Foreign currency translation adjustments	5,440	1.3%	8,243	1.6%
Unrealized (losses) gains on investments	(12)	0.0%	85	0.0%

Total other comprehensive income	5,428	1.3%	8,328	1.6%

COMPREHENSIVE INCOME	$57,504	13.2%	$81,363	15.3%

NET INCOME PER SHARE—DILUTED:
Income from continuing operations	$0.69		$0.92
Income from discontinued operations	0.09		0.03

Net income per share	$0.78		$0.95

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	66,960		76,753

(1)	In November 2011, the Company sold its ownership interest in Istituto Marangoni. As a result, all prior period results have been recast to include Istituto Marangoni as a component of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Quarters Ended March 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$52,076	$73,035
Adjustments to reconcile net income to net cash provided by operating activities:
Goodwill and asset impairment	83	—
Depreciation and amortization expense	20,106	20,366
Bad debt expense	9,390	17,151
Compensation expense related to share-based awards	2,780	4,200
Loss (gain) on disposition of property and equipment	32	(1,801)
Changes in operating assets and liabilities	(67,115)	(53,295)

Net cash provided by operating activities	17,352	59,656

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(40,300)	(60,934)
Sales of available-for-sale investments	40,438	60,774
Purchases of property and equipment	(12,303)	(23,792)
Earnout payments	(3,555)	(4,235)
Proceeds on the sale of assets	—	6,259
Other	(12)	85

Net cash used in investing activities	(15,732)	(21,843)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(56,431)	(89,915)
Issuance of common stock	477	1,292
Tax benefit associated with stock option exercises	—	159
Payments of capital lease obligations	(547)	(641)

Net cash used in financing activities	(56,501)	(89,105)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS:	3,677	1,071

NET DECREASE IN CASH AND CASH EQUIVALENTS	(51,204)	(50,221)
DISCONTINUED OPERATIONS CASH ACTIVITY INCLUDED ABOVE:
Add: Cash balance of discontinued operations, beginning of the period	—	28,838
Less: Cash balance of discontinued operations, end of the period	—	25,136
CASH AND CASH EQUIVALENTS, beginning of the period	280,592	260,644

CASH AND CASH EQUIVALENTS, end of the period	$229,388	$214,125

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarters Ended March 31,
	2012	2011 (1)
REVENUE:
CTU	$99,915	$118,065
AIU	88,940	104,274
Health Education	91,225	116,309
Culinary Arts	63,546	91,773
Art & Design	47,668	64,600
International	42,829	36,815
Corporate and Other	14	(136)

Total	$434,137	$531,700

OPERATING INCOME (LOSS):
CTU	$19,045	$36,288
AIU	14,661	27,617
Health Education	(11,844)	11,630
Culinary Arts	(8)	13,767
Art & Design	(889)	10,395
International	13,125	9,755
Corporate and Other (2)	12,541	(577)

Total	$46,631	$108,875

OPERATING MARGIN (LOSS):
CTU	19.1%	30.7%
AIU	16.5%	26.5%
Health Education	-13.0%	10.0%
Culinary Arts	0.0%	15.0%
Art & Design	-1.9%	16.1%
International	30.6%	26.5%

Total	10.7%	20.5%

(1)	In November 2011, the Company sold its ownership interest in Istituto Marangoni. As a result, all prior period results have been recast to include Istituto Marangoni as a component of discontinued operations.

(2)	The Company recorded a $19.0 million insurance recovery in the first quarter of 2012 related to the settlement of claims under certain insurance policies and recorded a $7.0 million insurance recovery related to previously settled legal matters in the first quarter of 2011.